Exhibit 99.1

nCino Reports Second Quarter Fiscal Year 2027 Financial Results

•Total Revenues of $161.0M, up 8% year-over-year
•Subscription Revenues of $143.5M, up 10% year-over-year
•GAAP Operating Margin of 8%, up 1,500 basis points year-over-year
•Non-GAAP Operating Margin of 25%, up 500 basis points year-over-year
•nCino announces new $100 million stock repurchase authorization
WILMINGTON, N.C., August 25, 2026 -- nCino, Inc. (NASDAQ: NCNO), the platform for agentic banking, today announced financial results for the second quarter of fiscal year 2027, ended July 31, 2026, and that its Board of Directors has authorized a Stock Repurchase Program under which the Company may repurchase up to an additional $100 million of the Company's outstanding common stock.
"We delivered an exceptional second quarter of fiscal 2027, once again exceeding all financial guidance. We are seeing many of our largest customers consolidating more of their most critical operations on nCino and expanding their commitments to include our market leading AI capabilities. The confidence behind those commitments reflects a simple reality: deploying AI in financial services demands deep domain context and expertise, and nCino is uniquely positioned to deliver it at scale globally," said Sean Desmond, CEO at nCino.
"Following our execution of $300 million in stock repurchases since April 2025, nCino’s Board of Directors has authorized an additional $100 million stock repurchase program to provide continued flexibility to create stockholder value through repurchases of our common stock. This new authorization reflects continued confidence in our AI innovation and product strategy, market position, operational execution, and trajectory of free cash flow,” said Greg Orenstein, CFO at nCino.
Financial Highlights
•Revenues: Total revenues for the second quarter of fiscal 2027 were $161.0 million, an 8% increase from $148.8 million in the second quarter of fiscal 2026. Subscription revenues for the second quarter of fiscal 2027 were $143.5 million, an increase of 10% from $130.8 million in the second quarter of fiscal 2026.
•Income (Loss) from Operations: GAAP income (loss) from operations in the second quarter of fiscal 2027 was $13.6 million compared to $(9.3) million in the second quarter of fiscal 2026. Non-GAAP operating income in the second quarter of fiscal 2027 was $40.8 million compared to $30.0 million in the second quarter of fiscal 2026, an increase of 36%.
•Cash: Cash, cash equivalents, and restricted cash were $83.6 million as of July 31, 2026, and $275.4 million was outstanding under the Company's credit facility. Free cash flow in the second quarter of fiscal 2027 was $34.0 million compared to $12.6 million in the second quarter of fiscal 2026, an increase of 170%.

Recent Business Highlights
•Renewed and Expanded with Four U.S. Enterprise Accounts: Completed multi-year renewals with four U.S. Enterprise customers collectively representing over $900 billion in assets. All four customers renewed ahead of schedule with expanded commitments to utilize nCino’s AI tools and functionality.
•Signed a Development Finance Institution in Germany: Building on recently established momentum in the DACH region, signed a growth-focused development finance institution in Germany.
•Expanded with Consumer Lending: Expanded a decade-long relationship with a U.S. regional bank customer to include Consumer Lending.
•Landed with Commercial Onboarding and Account Opening: Signed a community bank in Iowa as a net-new customer for nCino's Commercial Onboarding and Account Opening solution.
•Signed Hachijuni Nagano Bank: A leading Japanese regional bank selected the nCino Platform to consolidate its consumer lending operations and integrate its proprietary AI credit-scoring engine – advancing the bank’s AI-driven lending strategy.
•Expanded with Mortgage in Credit Unions: An Indiana-based credit union became our largest credit union customer for mortgage with an expanded commitment to continue efficiently scaling their mortgage business.

Stock Repurchase Programs
•In the second quarter ended July 31, 2026, nCino repurchased approximately 4.2 million shares of the Company's outstanding common stock in open market purchases, at an average price of $15.41 per share, for total consideration of approximately $65 million. Additionally, in the second quarter, the Company finalized the accelerated share repurchase program announced on March 31, 2026. Under that program, nCino repurchased approximately 6.0 million shares of the Company's outstanding common stock, at an average price of $16.57 per share, for total consideration of $100 million.
•nCino's Board of Directors has authorized an additional $100 million share repurchase program. Under the repurchase program, the Company may make repurchases, from time to time, through open market purchases, block trades, in privately negotiated transactions, accelerated stock repurchase transactions, or by other means. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases under this authorization. The volume, price, timing, and manner of any repurchases will be determined at the Company’s discretion, subject to general market conditions, as well as the Company’s management of capital, general business conditions, other investment opportunities, regulatory requirements and other factors. The repurchase program does not obligate the Company to repurchase any specific amount of common stock, has no time limit, and may be modified, suspended, or discontinued at any time without notice at the discretion of nCino’s Board of Directors. The Company currently expects to fund the repurchase program from existing cash and cash equivalents, credit facility capacity and/or future cash flows.

Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2026, as follows:
•Total revenues between $161.25 million and $163.25 million.
•Subscription revenues between $143.25 million and $145.25 million.

•Non-GAAP operating income between $42.0 million and $44.0 million.
nCino is providing guidance for its fiscal year 2027 ending January 31, 2027, as follows:
•Total revenues between $644.0 million and $647.0 million.
•Subscription revenues between $573.5 million and $576.5 million.
•Non-GAAP operating income between $171.0 million and $174.0 million.
•Free Cash Flow between $137.0 million and $142.0 million.
•Annual Contract Value (ACV) at period end between $662.5 million and $667.5 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is the platform for agentic banking. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted agentic platform purpose-built for financial services and regulated industries. By deploying AI agents alongside human teams, nCino's dual workforce enables institutions to eliminate inefficiencies, sharpen decision-making and deliver better outcomes for the customers they serve. For more information, visit
www.ncino.com.
.
INVESTOR CONTACT
investor@ncino.com
MEDIA CONTACT
press@ncino.com

Forward-Looking Statements: This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “aim,” “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “might,” “plans,”, “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “will,” or “would” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not representations that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to risks associated with (i) variations between our actual operating results compared to our prior guidance and the expectations of securities analysts, investors and the financial community; (ii) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (iii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iv) our ability to successfully develop, offer and drive customer acceptance of AI-driven solutions for the banking industry; (v) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (vi) the accuracy of management’s assumptions and estimates; (vii) our ability to attract new customers and succeed in having current customers expand their use of our solutions, including in connection with our migration to an asset-based pricing model; (viii) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (ix) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (x) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (xi) our ability to manage our growth effectively including expanding outside of the United States; (xii) adverse changes in our relationship with Salesforce; (xiii) repurchases of our common stock under our stock repurchase programs or the decision to terminate or suspend any repurchases; (xiv) risks associated with the acquisitions we have completed or may undertake; (xv) the loss of one or more customers, particularly any of our larger customers, or a reduction in the scope of our customers' commitments, including the number of users for which they purchase access and use rights and the assets or activity on which their subscriptions are based number of users our customers purchase access and use rights for; (xvi) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; and (xvii) our ability to maintain our corporate culture and attract and retain highly skilled employees.; (xviii) our level of indebtedness, our ability to service or refinance amounts outstanding under our credit facility, restrictions imposed by the terms of that facility, and our ability to fund repurchases of our common stock from existing cash, credit facility capacity, or future cash flows; (xix) evolving laws, regulations, and supervisory expectations applicable to artificial intelligence, and our dependence on third-party artificial intelligence models, infrastructure, and data, including the accuracy, reliability, and explainability of AI-generated output relied upon by our customers in regulated activities; (xx) fluctuations in foreign currency exchange rates. Additional information concerning these and other risks and uncertainties is contained in the "Risk Factors" section of nCino's most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, which are available at www.sec.gov and on nCino's investor relations website.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2026	July 31, 2026

Assets
Current assets
Cash and cash equivalents	$88,374	$83,290
Accounts receivable, net	166,540	122,365
Costs capitalized to obtain revenue contracts, current portion, net	17,211	16,935
Prepaid expenses and other current assets	21,378	20,311
Total current assets	293,503	242,901
Property and equipment, net	75,607	73,636
Operating lease right-of-use assets, net	12,687	11,627
Costs capitalized to obtain revenue contracts, noncurrent, net	30,735	29,870
Goodwill	1,077,947	1,075,770
Intangible assets, net	135,658	117,392
Investments	7,262	7,262
Long-term prepaid expenses and other assets	14,707	13,295
Total assets	$1,648,106	$1,571,753
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$14,521	$14,840
Accrued expenses and other current liabilities	64,372	39,215
Deferred revenue, current portion	210,552	218,810
Debt, current portion, net	—	9,803
Financing obligations, current portion	818	393
Operating lease liabilities, current portion	4,229	3,695
Total current liabilities	294,492	286,756
Operating lease liabilities, noncurrent	9,748	9,001
Deferred income taxes, noncurrent	7,020	8,014
Deferred revenue, noncurrent	170	3,106
Debt, noncurrent, net	213,500	265,557
Financing obligations, noncurrent	50,400	50,178
Other long-term liabilities	4,124	3,905
Total liabilities	579,454	626,517
Commitments and contingencies
Redeemable non-controlling interest	12,737	15,404
Stockholders’ equity
Common stock	59	60
Treasury stock, at cost	(125,600)	(301,916)
Additional paid-in capital	1,550,187	1,584,093
Accumulated other comprehensive income	7,042	3,340
Accumulated deficit	(375,773)	(355,745)
Total stockholders’ equity	1,055,915	929,832
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,648,106	$1,571,753

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2026	2025	2026
Revenues
Subscription	$130,752	$143,462	$256,340	$284,391
Professional services and other	18,063	17,539	36,612	36,024
Total revenues	148,815	161,001	292,952	320,415
Cost of revenues
Subscription	37,992	39,927	74,117	79,171
Professional services and other	22,698	20,303	44,268	39,535
Total cost of revenues	60,690	60,230	118,385	118,706
Gross profit	88,125	100,771	174,567	201,709
Gross margin %	59%	63%	60%	63%
Operating expenses
Sales and marketing	37,265	36,948	70,236	70,673
Research and development	34,667	31,030	68,008	59,895
General and administrative	25,489	19,179	47,132	36,408
Total operating expenses	97,421	87,157	185,376	166,976
Income (loss) from operations	(9,296)	13,614	(10,809)	34,733
Non-operating income (expense)
Interest income	513	274	930	640
Interest expense	(4,444)	(5,214)	(8,894)	(9,695)
Other income (expense), net	717	(750)	16,814	(1,083)
Income (loss) before income taxes	(12,510)	7,924	(1,959)	24,595
Income tax provision	1,209	1,526	5,743	3,206
Net income (loss)	(13,719)	6,398	(7,702)	21,389
Net income (loss) attributable to redeemable non-controlling interest	(74)	714	2	1,361
Adjustment attributable to redeemable non-controlling interest	1,612	603	1,991	1,306
Net income (loss) attributable to nCino, Inc.	$(15,257)	$5,081	$(9,695)	$18,722
Net income (loss) per share attributable to nCino, Inc.:
Basic	$(0.13)	$0.05	$(0.08)	$0.18
Diluted	$(0.13)	$0.05	$(0.08)	$0.18
Weighted average number of common shares outstanding:
Basic	115,256,497	104,885,480	114,657,339	104,350,762
Diluted	115,256,497	105,361,192	114,657,339	105,066,581

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2025	2026
Cash flows from operating activities
Net income (loss) attributable to nCino, Inc.	$(9,695)	$18,722
Net income and adjustment attributable to redeemable non-controlling interest	1,993	2,667
Net income (loss)	(7,702)	21,389
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,407	20,139
Non-cash operating lease costs	2,273	1,818
Amortization of costs capitalized to obtain revenue contracts	7,230	9,276
Amortization of debt issuance costs	144	209
Stock-based compensation	34,430	31,906
Change in fair value of contingent consideration	300	300
Deferred income taxes	4,003	1,329
Provision for bad debt	153	193
Net foreign currency losses (gains)	(14,018)	238
Gains on investments	(1,652)	—
Loss on disposal of long-lived assets	463	91
Change in operating assets and liabilities:
Accounts receivable	51,837	42,920
Costs capitalized to obtain revenue contracts	(6,639)	(8,357)
Prepaid expenses and other assets	1,629	1,600
Accounts payable	660	336
Accrued expenses and other liabilities	(16,368)	(17,942)
Deferred revenue	(3,411)	11,996
Operating lease liabilities	(2,606)	(2,019)
Other long term liabilities	(77)	182
Net cash provided by operating activities	72,056	115,604
Cash flows from investing activities
Acquisition of business, net of cash acquired	(50,263)	—
Purchases of property and equipment	(6,866)	(809)
Sale of investment	3,684	—
Net cash used in investing activities	(53,445)	(809)
Cash flows from financing activities
Repurchases of common stock	(60,598)	(175,659)
Proceeds from borrowings on revolving credit facility	102,500	15,000
Payments on revolving credit facility	(65,000)	(150,000)
Proceeds from term loan, net of debt issuance costs	—	199,294
Payments on term loan	—	(2,500)
Exercise of stock options	1,294	1,162
Stock issuance under the employee stock purchase plan	2,444	2,145
Principal payments on financing obligations	(824)	(647)
Payment of contingent consideration	—	(8,100)
Net cash used in financing activities	(20,184)	(119,305)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	3,529	(571)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,956	(5,081)
Cash, cash equivalents, and restricted cash, beginning of period	121,267	88,685
Cash, cash equivalents, and restricted cash, end of period	$123,223	$83,604

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2025	2026
Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$122,935	$83,290
Restricted cash included in prepaid expenses and other current assets	132	314
Restricted cash included in long-term prepaid expenses and other assets	156	—
Total cash, cash equivalents, and restricted cash, end of period	$123,223	$83,604

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Transaction-Related Expenses. nCino excludes expenses related to mergers and acquisitions or divestitures as they limit comparability of operating results with prior periods. Transaction-related expenses include but are not limited to, costs incurred from third-party professional services firms, change in fair value of contingent consideration, and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2026	2025	2026
GAAP total revenues	$148,815	$161,001	$292,952	$320,415

GAAP cost of subscription revenues	$37,992	$39,927	$74,117	$79,171
Amortization expense - developed technology	(5,115)	(5,112)	(10,190)	(10,225)
Stock-based compensation	(830)	(697)	(1,494)	(1,352)
Restructuring charges	(496)	—	(496)	—
Non-GAAP cost of subscription revenues	$31,551	$34,118	$61,937	$67,594

GAAP cost of professional services and other revenues	$22,698	$20,303	$44,268	$39,535
Amortization expense - other	(83)	—	(165)	—
Stock-based compensation	(3,315)	(3,276)	(6,069)	(5,900)
Restructuring charges	(722)	—	(722)	—
Non-GAAP cost of professional services and other revenues	$18,578	$17,027	$37,312	$33,635

GAAP gross profit	$88,125	$100,771	$174,567	$201,709
Amortization expense - developed technology	5,115	5,112	10,190	10,225
Amortization expense - other	83	—	165	—
Stock-based compensation	4,145	3,973	7,563	7,252
Restructuring charges	1,218	—	1,218	—
Non-GAAP gross profit	$98,686	$109,856	$193,703	$219,186

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	59%	63%	60%	63%
Amortization expense - developed technology	3	3	3	3
Stock-based compensation	3	2	3	2
Restructuring charges	1	—	—	—
Non-GAAP gross margin %	66%	68%	66%	68%

GAAP sales & marketing expense	$37,265	$36,948	$70,236	$70,673
Amortization expense - customer relationships	(3,631)	(3,641)	(7,211)	(7,284)
Amortization expense - trade name	(384)	—	(808)	(9)
Amortization expense - other	(28)	(28)	(56)	(56)
Stock-based compensation	(3,746)	(4,097)	(6,674)	(7,258)
Transaction-related expenses	—	—	(335)	—
Restructuring charges	(1,383)	—	(1,383)	—
Non-GAAP sales & marketing expense	$28,093	$29,182	$53,769	$56,066

GAAP research & development expense	$34,667	$31,030	$68,008	$59,895
Stock-based compensation	(3,685)	(4,262)	(7,800)	(7,331)
Transaction-related expenses	(366)	(264)	(456)	(622)
Restructuring charges	(4,026)	—	(4,026)	—
Non-GAAP research & development expense	$26,590	$26,504	$55,726	$51,942

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2026	2025	2026

GAAP general & administrative expense	$25,489	$19,179	$47,132	$36,408
Stock-based compensation	(7,040)	(5,670)	(12,393)	(10,065)
Transaction-related expenses	(1,018)	(169)	(1,933)	(506)
Restructuring charges	(3,438)	—	(3,438)	—
Non-GAAP general & administrative expense	$13,993	$13,340	$29,368	$25,837

GAAP income (loss) from operations	$(9,296)	$13,614	$(10,809)	$34,733
Amortization of intangible assets	9,241	8,781	18,430	17,574
Stock-based compensation	18,616	18,002	34,430	31,906
Transaction-related expenses	1,384	433	2,724	1,128
Restructuring charges	10,065	—	10,065	—
Non-GAAP operating income	$30,010	$40,830	$54,840	$85,341

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(6)%	8%	(4)%	11%
Amortization of intangible assets	6	5	6	5
Stock-based compensation	13	11	12	10
Transaction-related expenses	1	—	1	—
Restructuring charges	7	—	3	—
Non-GAAP operating margin %	20%	25%	19%	27%

Free cash flow
Net cash provided by operating activities	$17,736	$34,199	$72,056	$115,604
Purchases of property and equipment	(5,148)	(195)	(6,866)	(809)
Free cash flow	$12,588	$34,004	$65,190	$114,795
Principal payments on financing obligations[2]	(414)	(326)	(824)	(647)
Free cash flow less principal payments on financing obligations	$12,174	$33,678	$64,366	$114,148
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.